UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2004

MONEYFLOW SYSTEMS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-74928	52-2325923
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite N, 7003 - Fifth Street SE, Calgary, Alberta T2H 2G2

 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(403) 319-0236

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         RECENT SALE OF UNREGISTERED SECURITIES

         On December 23, 2004, the Directors of the Company adopted a new corporate Incentive and Option plan for employees and management.  Pursuant to the company’s previous option plan, and as incentive consideration, the company awarded shares to the employees of Security Bancorp Inc., MoneyFlow’s wholly owned subsidiary.  An aggregate of 237,500 common shares were delivered to the employees on December 10, 2004.  The company simultaneously awarded 300,000 and 240,000 common shares to the outgoing and incumbent directors of MoneyFlow respectively.  All the common shares so issued to the employees and directors are subject to resale restrictions.  This distribution was not registered under the Securities Act of 1933, as amended, and accordingly the shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 23, 2004.

Moneyflow Systems International Inc.,

a Nevada corporation

By: /s/ Harold F. Schultz

--------------------------------

Harold F. Schultz, President and CEO